Exhibit 16.1

December 7, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 (a) of Form 8-K dated December 4, 2018, of MiMedx Group, Inc. and are in agreement with the statements contained therein.

/s/ Ernst & Young LLP